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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 MARCH 14, 1997

                         TEXAS BIOTECHNOLOGY CORPORATION
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   NO. 1-12574
                            (Commission File Number)

                                   13-3532643
                      (I.R.S. Employer Identification No.)

                             7000 FANNIN, SUITE 1920
                              HOUSTON, TEXAS 77030
                    (Address of Principal Executive Offices)

                                 (713) 796-8822
              (Registrant's Telephone Number, Including Area Code)










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ITEM 5.  OTHER EVENTS


              THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON
                 MARCH 19, 1997 REGARDING A PRIVATE PLACEMENT OF
                        PREFERRED STOCK ON MARCH 14, 1997

Houston, TX, March 19, 1997 -- Texas Biotechnology Corporation (TBC) (AMEX:TXB) announced today that it has raised $6 million through a private placement of 6,000 shares of 5% Cumulative Convertible Preferred Stock to a fund managed by The Palladin Group and a fund managed by an affiliate of Rose Glen Capital Group. The Preferred Stock is currently convertible into approximately 1,050,000 shares of Common Stock. The amount of shares on conversion will vary depending on several factors which include a discount from the market price of the Common Stock and date of conversion. Amy Factor of AFO Capital Advisors represented the investors.

"This financing will provide us with additional resources to continue the development of our late-stage product, NOVASTAN(R), in development for heparin induced thrombocytopenia (HIT) and acute myocardial infarction (AMI), as well as to further fund our earlier-stage programs, such as the endothelin and selectin antagonists, both in Phase I clinical trials," stated David B. McWilliams, President and Chief Executive Officer of Texas Biotechnology Corporation.

Texas Biotechnology Corporation is developing a new generation of therapeutics focused on preserving the functional integrity of the vascular system. The Company is currently conducting late stage development of NOVASTAN(R), a small molecule direct thrombin inhibitor for use in the intravenous anticoagulant market, in addition to Phase I studies of the Company's novel selectin antagonist and endothelin-A receptor antagonist. TBC expertise in computer-aided small molecule drug design has generated important lead compounds for the inhibition of thrombin, cell adhesion, endothelin, growth factors and programmed cell death. For additional information, visit the Company's Internet web site at http://www.tbc.com.

This press release contains forward-looking information that is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends, and uncertainties are attainment of research and clinical goals of product candidates. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission.


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EXHIBITS


The following exhibits are filed with this Current Report on Form 8-K:

EXHIBIT NO.

    4.8 Certificate of Designations of 5% Cumulative Convertible Preferred Stock for Texas Biotechnology Corporation

   10.60 * Preferred Stock Investment Agreement dated March 13, 1997 between Texas Biotechnology Corporation and certain investors

   10.61 Registration Rights Agreement dated March 13, 1997 between Texas Biotechnology Corporation and certain investors











* Certain schedules to this Agreement have been omitted which have either been previously filed with the Commission or are filed herewith.


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                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  March 31, 1997                      TEXAS BIOTECHNOLOGY CORPORATION
                                           -------------------------------
                                                    (Registrant)

                                           By:   /s/ STEPHEN L. MUELLER
                                              ----------------------------
                                                   Stephen L. Mueller
                                              Vice President of Administration,
                                                 Secretary and Treasurer

                                       2



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                                 EXHIBIT INDEX


EXHIBIT NO.

    4.8 Certificate of Designations of 5% Cumulative Convertible Preferred Stock for Texas Biotechnology Corporation

   10.60 * Preferred Stock Investment Agreement dated March 13, 1997 between Texas Biotechnology Corporation and certain investors

   10.61 Registration Rights Agreement dated March 13, 1997 between Texas Biotechnology Corporation and certain investors

* Certain schedules to this Agreement have been omitted which have either been previously filed with the Commission or a filed herewith.